Exhibit 10.15

STAND-ALONE STOCK OPTION AGREEMENT

THIS STAND-ALONE STOCK OPTION AGREEMENT (this “Agreement”) dated as of the 22nd day of February, 2011 by and between Jennifer Convertibles, Inc. (the “Company), having its principal place of business at 417 Crossways Park Drive, Woodbury, New York 11797 and Gebing (“Morris”) Zou (the “Optionee”).

RECITALS

WHEREAS, the Optionee and the Company have executed that certain Employment Agreement dated February 22, 2011 (the “Employment Agreement”);

WHEREAS, pursuant to the terms of the Employment Agreement, on the date hereof the Company’s Board of Directors (the “Board”) granted to the Optionee, a nonqualified stock option to purchase all or any part of 30,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Grant of Option. This Agreement evidences the Board’s grant to the Optionee of the right and option to purchase, subject to and on the terms and conditions set forth herein, all or any part of 30,000 shares of the Company’s Common Stock (the “Shares”) at an exercise price per Share of $14.44 (the “Option”), exercisable from time to time, subject to the provisions of this Agreement, prior to 5:00 p.m., New York City time, on the Expiration Date. The Expiration Date will be (x) at all times beginning thirty days after the listing of the Company’s common stock on NASDAQ or another national securities exchange, the earlier of three years from the date of Optionee’s final day of employment by the Company and August 31, 2018 or (y) at all other times, the earlier of five years from the date of Optionee’s final day of employment by the Company and August 31, 2018, in either case unless earlier terminated pursuant to Section 8.

2. Exercisability of Option. Subject to. Section 1 and Section 8 hereof, the Option will vest and become exercisable in accordance with the following schedule: one-third (1/3rd) shall vest on August 27, 2011, one-third (1/3rd) shall vest on August 26, 2012, and one-third (1/3rd shall vest on August 31, 2013, subject in each case to the Optionee being employed by the Company on each such respective date.

3. Method of Exercise of Option.

3.1 Method of Exercise.  The Option to the extent then exercisable may be exercised in whole or in part by giving written notice to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument or form of consideration as may be acceptable to the Board in its sole discretion. Notwithstanding the forgoing, the Optionee may not take any actions that are prohibited by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission or any agency thereunder. The Optionee shall have the right to dividends and other rights of a stockholder with respect to the Shares purchased upon exercise of the Option at such time as the Optionee (a) has given written notice of exercise and has paid in full for such Shares, and (b) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

3.2 Fair Market Value. “Fair Market Value” means the value as determined by the Board in a manner consistent with the provisions of the United States Internal Revenue Code of 1986, as amended. Anything in this Section 3.2 to the contrary notwithstanding, in no event shall the purchase price of a share of Common Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Common Stock are listed.

4. Tax Withholding. Upon any exercise of the Option in whole or in part, the Company shall have the right at its option to (a) require the Optionee (or personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to the Option or (b) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock, the Board may in its sole discretion grant to the Optionee the right to elect, pursuant to such rules and subject to such conditions as the Board may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value to satisfy such withholding obligation.

5. No Transferability; Limited Exception to Transfer Restrictions. The Option is not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Board, in its sole discretion, may permit a transfer of the Option in whole or in part to (a) a trust for the benefit of the Optionee, (b) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (c) pursuant to a qualified domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, the Option in whole or in part contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

6. No Employment Rights. Nothing contained in this Agreement shall confer upon the Optionee any right to continue in the employ or other service of the Company or any of its subsidiaries, nor constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change the Optionee’s compensation or other benefits or to terminate the employment of the Optionee, with or without cause; provided, however, that nothing contained in this Agreement shall adversely affect any independent contractual right of the Optionee, including but not limited to the Optionee’s rights under the Employment Agreement, without his consent thereto.

7. Regulations. This Agreement and the grant and exercise of the Option hereunder, and the obligation of the Company to sell and deliver shares under the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.  Additionally, notwithstanding any other provision in this Agreement, the Option may not be exercised in whole or in part unless and until the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Shares to be issued upon the exercise of the Option granted hereunder in order to permit the exercise of the Option in whole or in part and the issuance and sale of the Shares subject to the Option, although the Company may in its sole discretion register such Shares at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Shares to be issued upon the exercise of the Option may, at the direction of the Board, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Board may also give appropriate stop transfer instructions with respect to the Shares to the Company’s transfer agent. Additionally, the Optionee understands and acknowledges that he is subject to the Company’s rules regarding insider trading contained in the Company’s Code of Conduct or otherwise.

8. Adjustment and Termination upon Certain Events.

8.1 Adjustments.  If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off; combination, repurchase, or exchange of Common Stock or other securities of the Company, or there shall occur any similar, unusual or extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Company as an entirety, then the Board shall, in such manner and to such extent (if any) as it, in its sole discretion, deems appropriate and equitable (a) proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of the Option, (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to the Option, (iii) the grant, purchase, or exercise price of the Option, (iv) the securities, cash or other property deliverable upon exercise of the Option, or (v) the performance standards appropriate to the Option, or (b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of the Option for the cash, securities or property deliverable to the Optionee based upon the distribution or consideration payable to holders of the Common Stock of the Company upon or in respect of such event. In any of such events, the Board may take such action sufficiently prior to such event if necessary to permit the Optionee to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

8.2 Change of Control. In the event there is a Change of Control (as defined below) any outstanding unvested Options will automatically vest and become exercisable on the date of such Change of Control. The Company may, in its sole discretion also determine that, upon the occurrence of a Change of Control, each outstanding Option (whether vested or unvested) shall terminate within a specified number of days after notice to the Optionee, and each Optionee shall receive, with respect to each such Option, an amount in cash per Option (whether vested or unvested) then held, which is the difference between the full exercise price of each such Option and the greatest of (i) the average price per share paid in connection with the Change of Control if such control was acquired by the payment of cash or the then fair market value of the consideration paid for such shares if such control was acquired for consideration other than cash or (ii) the price per share paid in connection with any tender offer for shares of the Company’s Common Stock leading to a Change of Control.

For the purposes of this Agreement, “Change of Control” means and includes each of the following:

(1)           the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(i)           an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii)           an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by (x) the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or (y) any 10% or greater stockholder, or any affiliate, of Haining Mengnu Group Co., Ltd., or

(iii)           an acquisition of voting securities pursuant to a transaction described in subsection (2) below that would not be a Change of Control under subsection (ii).

(2)           the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, consolidation, reorganization, or business combination, a sale or other disposition of all or substantially all of the Company’s assets, in each case, other than a transaction which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction.

8.3 Effect of Termination of Employment.

(a) Termination by Death.  Unless otherwise determined by the Board, if the Optionee’s employment with or service to the Company terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Board shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death or until the expiration of the stated term of the Option as provided under this Agreement, whichever period is longer.

(b) Termination by Reason of Disability. Unless otherwise determined by the Board, in its sole discretion, if the Optionee’s employment with or service to the Company terminates by reason of total and permanent disability, the Option may thereafter be exercised, to the extent it was exercisable at the time of termination due to disability (or on such accelerated basis as the Board, in its sole discretion, shall determine at or after grant), but may not be exercised after three (3) months after the date of such termination of employment or service or the expiration of the stated term of the Option, whichever period is longer; provided, however, that, if the Optionee dies within such three (3) month period, the Option shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death or for the stated term of the Option, whichever period is longer.

(c) Termination by Reason of Retirement. Unless otherwise determined by the Board, in its sole discretion, if the Optionee’s employment with or service to the Company terminates by reason of Normal or Early Retirement (as such terms are defined below), the Option may thereafter be exercised to the extent it was exercisable at the time of such Normal or Early Retirement (or on such accelerated basis as the Board, in its sole discretion, shall determine at or after grant), but may not be exercised after three (3) months after the date of such termination of employment or service or the expiration of the stated term of the Option, whichever date is later; provided, however, that, if the Optionee dies within such period, the Option shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death or for the stated term of the Option, whichever period is shorter. For purposes of this paragraph, “Normal Retirement” shall mean ‘retirement from active employment with the Company on or after the normal retirement date specified in the applicable Company pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company pursuant to the early retirement provisions of the applicable Company pension plan or if no such pension plan, age 55.

(d) Other Termination. If the Optionee’s employment with or service to the Company terminates for any reason other than death, disability or Normal or Early Retirement, the Option shall thereupon vest to the extent specified by and pursuant to the terms of Optionee’s Employment Agreement with the Company, and the portion of the Option that was exercisable on the date of such termination of employment or service and/or pursuant to the Optionee’s Employment Agreement may be exercised for the greater of thirty (30) days after the date of termination or the balance of the Option’s term if the Optionee’s employment or service with the Company is terminated by the Company without Cause (as defined under the Employment Agreement). The transfer of the Optionee from the employ of or service to the Company to the employ of or service to a subsidiary, or vice versa, or from one subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of this Agreement.

9. Limitation of Liability. No member of the Board, or any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Agreement, and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

10. Shares to be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

11. Assignment. Except as expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by any party hereto without the express written consent of the other party hereto, provided, however, that no consent will be required for the assignment to any successor to all or substantially all of the Company’s assets or business (whether by purchase, merger, consolidation or otherwise).

12. Notices. All notices provided for in this Agreement will be in writing signed by the party giving such notice sent by (i) registered or certified mail, return receipt requested, (ii) any prepaid overnight courier delivery service then in general use, (iii) hand or (iv) facsimile transmission or similar means of communication if such transmission of such notice is confirmed immediately by any of the other means set forth above, as follows:

If to Optionee, to:
the home address shown on the records of the Company.

with a copy to:
James Jiang
do King & Wood
444 Madison Avenue, 42nd Floor
New York, New York 10022

If to the Company, to:
Jennifer Convertibles, Inc.
417 Crossways Park Drive
Woodbury, New York 11797
Attention: Rami Abada

with a copy to:
James Jiang
c/o King & Wood
444 Madison Avenue, 42nd Floor
New York, New York 10022

or at such other address as will be indicated to either party in writing. Notice of change of address will be effective only upon receipt. A notice provided in the manner required herein will be deemed given : (i) if delivered personally, upon delivery; (ii) if sent by overnight courier, on the first business day after it is sent; (iii) if mailed, three business days after mailing; and (iv) if sent by fax, upon actual receipt of the fax or confirmation thereof (whichever is first).

13. Waiver. The Company’s failure to enforce any provision of this Agreement will not constitute a waiver of its right to enforce such provision. The parties reserve the right to waive by mutual written consent for a specific period and under specific conditions any provision of this Agreement, provided that such waiver shall be limited to the period and conditions specified by mutual written consent and shall in no way constitute a general waiver, or be considered as evidence of any given interpretation of any provision so waived.

14. Governing Law; Jurisdiction. This Agreement will be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each party agrees that any action or proceedings relating to this Agreement seeking injunctive relief or enforcement of an arbitration award may be instituted against such party in any appropriate court in the State of New York and hereby irrevocably submits to the jurisdiction of the State and Federal courts of the State of New York and waives any claim of forum nonconveniens with respect thereto.

15. Descriptive Headings. The Section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

16. Severability.  If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

17. Entire Agreement. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement, the Employment Agreement and any modifications made pursuant hereto and thereto constitute the complete and exclusive written expression of the terms of the agreement between the parties, and supercede all prior or contemporaneous proposals, oral or written, understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended, changed or modified absent a writing signed by both parties. In the event of any conflict between the terms of this Agreement and the terms of the Employment Agreement, the terms of the Employment Agreement will prevail.

18. Counterparts.  This Agreement may be executed in one or more counterparts, which, together, will constitute one and the same agreement.

19. Compliance With Laws. Notwithstanding anything else contained herein to the contrary, this Agreement, the granting and vesting of the Option and the offer, issuance and delivery of Shares under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered in respect of this Agreement will be subject to such restrictions, and to any restrictions the Company may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

[Signature Page Follows]

JENNIFER CONVERTIBLES, INC.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

Agreed to and Accepted:

/s/ Gebing (“Morris”) Zou
Gebing (“Morris”) Zou